UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 13, 2014
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of New Director.

On November 13, 2014, the Board of Directors (the “Board”) of InterDigital, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Kai Öistämö, former Executive Vice President, Chief Development Officer, at Nokia, as a new director effective November 17, 2014. Mr. Öistämö’s Board committee assignments have not yet been determined. A copy of the Company’s press release announcing Mr. Öistämö’s appointment is attached hereto as Exhibit 99.1.

Mr. Öistämö will be compensated in accordance with the Company’s compensation program for non-management directors, as described in the Company’s 2014 proxy statement filed with the Securities and Exchange Commission on April 28, 2014. On November 17, 2014, Mr. Öistämö received an initial election award of 3,303 restricted stock units, which vest in full on the first anniversary of the grant date, and a prorated award of 1,881 restricted stock units, which vest in full on June 12, 2015, for his partial service during the 2014 - 2015 board year.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	InterDigital, Inc. press release dated November 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: November 18, 2014

EXHIBIT INDEX

Exhibit No.                Description

99.1    InterDigital, Inc. press release dated November 17, 2014.